UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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PMFG, Inc.

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TABLE OF CONTENTS

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To Be Held June 16, 2009
PROXY STATEMENT
PROPOSAL NO. 1 AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION TO AUTHORIZE PREFERRED STOCK
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS
Annex A

April 21, 2009

Dear PMFG Stockholder:

We are pleased to invite you to a special meeting of stockholders of PMFG, Inc. The meeting will be held on June 16, 2009, beginning at 10:00 a.m., local time, at our corporate offices located at 14651 North  Dallas Parkway, Suite 500, Dallas, Texas 75254.

At the special meeting, you will be asked to consider and vote on a proposal to amend and restate our certificate of incorporation to authorize a class of preferred stock, with series, rights, preferences, privileges and restrictions as may be designated from time to time by our Board of Directors.

Our Board has carefully considered the proposal described in the enclosed proxy statement and believes that it is advisable and in the best interests of our stockholders, and unanimously recommends that you vote FOR the proposal. Whether or not you plan to attend the meeting, please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us (if you are a record holder) or the appropriate financial institution (if you hold your shares through a broker or other institution).

The enclosed notice of special meeting of stockholders and proxy statement provide specific information about the special meeting and explain the proposal in more detail. Please read these materials carefully.

Sincerely,

Peter J. Burlage
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2009

A special meeting of the stockholders of PMFG, Inc. will be held on June 16, 2009, beginning at 10:00 a.m., local time, at our corporate offices located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254. The special meeting will be held to consider and take action upon a proposal to approve an amendment and restatement of our certificate of incorporation that will authorize the issuance of 5,000,000 shares of preferred stock, par value $0.01 per share. If approved by our stockholders, the preferred stock may be issued in one or more series, with such rights, preferences, privileges and restrictions as may be determined from time to time by our Board of Directors.

Information concerning the proposal is set forth in the enclosed proxy statement. If you were a stockholder at the close of business on April 17, 2009, you are entitled to notice of, and to vote at, the special meeting.

You are cordially invited to attend the special meeting in person. However, if you are unable to attend in person, please know that we desire to have maximum representation of our stockholders at the meeting and respectfully request that you complete, sign, date, and promptly return the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope. We look forward to hearing from you.

By Order of the Board of Directors,

Melissa G. Beare
Vice President, General Counsel and
Corporate Secretary

Dallas, Texas
April 21, 2009

YOUR VOTE IS IMPORTANT
Please vote early, even if you plan to attend the special meeting

PMFG, INC.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254

PROXY STATEMENT

We are furnishing you with this proxy statement on behalf of our Board of Directors (the “Board”) in order to solicit proxies from the holders of our common stock in connection with a special meeting of our stockholders. The special meeting will be held on June 16, 2009, beginning at 10:00 a.m., local time, at our corporate offices located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254.

At the special meeting, you will be asked to consider and vote on a proposal to amend and restate our certificate of incorporation to authorize the issuance of 5,000,000 shares of preferred stock, par value $0.01 per share. If approved by our stockholders, the preferred stock may be issued in one or more series, with such rights, preferences, privileges and restrictions as may be determined from time to time by our Board. This proxy statement includes information about the proposal.

This proxy statement and the enclosed proxy card are being mailed to our stockholders on or about April 24, 2009.

Right to Vote

Record holders of our common stock as of the close of business on April 17, 2009 are entitled to vote at the special meeting. Each record holder of common stock on that date is entitled to one vote at the special meeting for each share of common stock held. As of April 17, 2009, there were 13,087,159 shares of our common stock outstanding.

Quorum

The holders of a majority, or 6,543,580 shares, of our common stock entitled to vote at the special meeting must be present at the special meeting, either in person or by proxy, to have a quorum necessary to conduct business at the meeting. Any stockholder present at the special meeting, either in person or by proxy, who abstains from voting will be counted for purposes of determining whether a quorum exists. If holders of fewer than 6,543,580 shares are present at the special meeting, we will adjourn and reschedule the special meeting until a quorum is present.

Voting Procedures

You cannot vote your shares unless you are present at the special meeting or you previously have given your proxy. You can vote by proxy by completing, signing, dating and returning the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope.

You are encouraged to vote promptly by returning the proxy card even if you plan to attend the special meeting in person.

If you hold your shares in “street name,” for example in a brokerage account or through a bank or other nominee, you may receive different voting instructions from your broker, bank or other nominee. If you hold your shares in “street name” and desire to attend the special meeting and vote in person, you must show proof of ownership of your shares. Proof of ownership may be established in the form of a letter from the holder of record or a recent statement from the broker, bank or other nominee showing your ownership of our common stock on the record date.

Proxies

Completed Proxies.  If you complete, sign, date and return your proxy card and we receive the proxy card prior to or at the special meeting, your proxy will be voted as you instructed.

Proxies Without Instructions.  If you sign and return a proxy card but do not provide instructions as to your vote, your proxy will be voted FOR the proposal to amend and restate our certificate of incorporation and in the discretion of the Board on any other matter that properly comes before the meeting.

Revocability of Proxies.  You may revoke your proxy at any time prior to its use. In order to revoke your proxy, you must deliver to our Corporate Secretary prior to the meeting a signed notice of revocation or a later dated proxy changing your vote. Alternatively, you may choose to attend the special meeting and vote in person. However, simply attending the meeting will not in itself constitute the revocation of your proxy if you do not cast a vote at that time.

Broker Instructions.  Under applicable stock exchange rules, brokers, banks or other nominees who hold our common stock in “street name” for customers who are the beneficial owners of those shares may not give a proxy to vote those shares on the proposal to approve an amendment and restatement of our certificate of incorporation without specific instructions from those customers. If you do not instruct your broker, bank or other nominee on how to vote your shares on the proposal, your shares will not be voted at the special meeting. This will have the same effect as a vote against the proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker, bank or other nominee how to vote your shares.

Costs of Solicitation.  We will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing this proxy statement and other proxy materials, and the cost of reimbursing brokers, banks and other nominees for forwarding the proxy materials to the beneficial owners of our common stock. Our officers and employees may also solicit proxies by telephone or otherwise, but will not receive additional compensation for these activities. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the proxy materials to the beneficial owners of our common stock. We may also reimburse them for their reasonable out-of-pocket expenses in connection with these services. We have engaged Georgeson Inc. to represent us in connection with the solicitation of proxies and will pay Georgeson a customary fee for its services and reimburse Georgeson for its expenses.

Availability of Proxy Statement on Internet

This proxy statement and the proxy card are accessible on the Internet to those stockholders entitled to vote at the special meeting at www.proxydocs.com/pmfg.

PROPOSAL NO. 1
AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION
TO AUTHORIZE PREFERRED STOCK

Our certificate of incorporation currently authorizes the company to issue shares of common stock. It does not authorize the company to issue shares of preferred stock. In March 2009, our Board adopted a proposal to amend and restate our certificate of incorporation to authorize 5,000,000 shares of preferred stock, par value $0.01 per share, subject to stockholder approval (the “Amendment”). The Board has determined to restate our certificate of incorporation because the Amendment affects a number of provisions of our certificate of incorporation. A copy of the proposed amended and restated certificate of incorporation, indicating the proposed changes, is included as Annex A to this proxy statement.

Our Board has determined that the proposed amendment and restatement of our certificate of incorporation is advisable and in the best interests of our company and its stockholders, and has submitted the proposed amendment and restatement to be voted on by our stockholders at the special meeting.

Proposed Amendment

Our authorized capital stock currently consists solely of 25,000,000 shares of common stock. If the stockholders approve and adopt the Amendment, then:

•	we will amend our certificate of incorporation to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share; and

•	our Board will be authorized to approve the issuance of shares of preferred stock in one or more series, to determine the number of shares of each series, and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof (including redemption rights, dividend rights, liquidation preferences and conversion rights).

Reasons for the Amendment

Recent economic developments have adversely affected the capital markets and the availability of capital. In light of these developments, our Board has concluded that our company and its stockholders would benefit from the flexibility of having preferred stock available to be issued under our certificate of incorporation. Currently, our certificate of incorporation provides only for the issuance of common stock. The Amendment provides this flexibility by allowing us to issue preferred stock and permitting our Board to determine the specific terms of any preferred stock. Our Board believes that such flexibility is in the best interests of our company and its stockholders because it will allow us to efficiently tailor the terms of each issuance of preferred stock to market conditions, capital raising opportunities or acquisition opportunities without the expense, delay and uncertainty that would result if stockholder approval was required for each issuance of preferred stock. We may issue preferred stock for cash as a means of raising capital for use in any proper corporate purpose or as all or part of the consideration required to be paid by us in connection with acquisitions of other businesses or assets.

Our Board has no present understanding or arrangement with any person to issue any shares of preferred stock. However, as previously reported in our 2008 annual report, depending on market conditions and other factors, we are considering raising additional equity capital. We have engaged a financial advisor and intend to meet with a limited number of accredited investors regarding a potential issuance of preferred stock for cash in a private placement, with an objective to raise proceeds of approximately $25 million. Any preferred stock offered in a private placement will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The terms of any potential issuance of preferred stock have not been determined. However, the preferred stock may be convertible into our common stock. If the preferred stock issuance is completed, we will use the net proceeds to repay a portion of our outstanding indebtedness in accordance with the terms of our existing debt agreements. If there are material developments related to a private placement of preferred stock that occur before the special meeting of stockholders, we will provide our stockholders with a supplement to this proxy statement.

Effects of the Authorization of Preferred Stock on Holders of Common Stock

The authorization of preferred stock would not have any effect on the rights of the holders of our common stock. However, depending on the terms thereof, the issuance of one or more series of preferred stock could affect the holders of our common stock in a number of respects, including:

•	by subordinating the common stock to the preferred stock with respect to dividend rights, liquidation preferences and other rights;

•	by diluting the voting power of the common stock;

•	by diluting the earnings per share of the common stock;

•	by restricting our ability to repurchase outstanding common stock; and

•	by issuing common stock, upon the conversion of any convertible preferred stock, at a price below the fair market value of the common stock that is outstanding prior to such issuance.

Anti-Takeover Effects of the Authorization of Preferred Stock

As a general matter, the authorization of preferred stock, and the issuance thereof, could deter potential acquirers (hostile or otherwise) from initiating tender offers, proxy contests or other attempts to obtain control of or to acquire a company, or delay or prevent a change in control. For example:

•	preferred stock could be issued to increase the number of outstanding shares entitled to vote on a change in control, thereby increasing the number of votes required to approve a change in control or to otherwise obtain control of a company;

•	preferred stock (with significant voting, conversion or other rights, preferences or privileges) could be issued to a friendly investor, which could make it difficult for the potential acquirer to replace the board of directors or gain voting control of a company; and

•	preferred stock (with a significant liquidation preference) could be issued to make a change in control more expensive for the potential acquirer.

Our proposed authorization of preferred stock is not in response to efforts by any party to acquire or gain control of our company and the Board is not currently aware of any such efforts.

While the Amendment may have anti-takeover effects, our Board believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire our company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves the interests of our stockholders.

Anti-Takeover Effects of Existing Provisions in the Certificate of Incorporation and Bylaws

Existing provisions in our certificate of incorporation and bylaws may also have the effect of deterring, delaying or preventing a change in control, even where the stockholders may consider such a transaction to be favorable. These provisions:

•	provide for a classified board of directors with staggered, three-year terms;

•	prohibit cumulative voting in the election of directors;

•	provide that a director may be removed only for cause, by the vote of the holders of at least two-thirds of the outstanding shares of our voting stock;

•	provide that any vacancy occurring on the Board for any reason may be filled solely by the Board;

•	limit the persons who may call special meetings of stockholders;

•	prohibit our stockholders from acting by written consent;

•	establish advance notice requirements for nominations for election to the Board or for proposing matters to be approved by stockholders at stockholder meetings; and

•	provide that our bylaws may be amended either by the Board or by the holders of at least two-thirds of all outstanding shares of our voting stock.

In addition, we are subject to the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware. This law provides that an interested stockholder may not engage in specified business combinations with a corporation for a period of three years after the date on which the person became an interested stockholder. An “interested stockholder” is a person who owns 15 percent or more of the outstanding voting stock of a corporation or a person who is an affiliate or associate of the corporation and, within the preceding three-year period, owned 15 percent or more of the outstanding voting stock. Delaware law defines the term “business combination” to encompass a wide variety of transactions with, or caused by, an interested stockholder, including mergers, asset sales and transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision of Delaware law has an anti-takeover effect for transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the market price for shares of our common stock. As a result, any person who owns at least 15 percent of the outstanding shares of our common stock could not pursue a takeover transaction that was not approved by the Board.

Required Vote

Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Our Board Unanimously Recommends a Vote “FOR” the Amendment and
Restatement of our Certificate of Incorporation to Authorize Preferred Stock.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The tables below set forth information regarding the beneficial ownership of our common stock as of April 17, 2009 for:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each beneficial owner of more than 5% of our outstanding common stock.

The tables below list the number of shares and percentage of shares beneficially owned based on 13,087,159 shares of common stock outstanding as of April 17, 2009. Each share of common stock is entitled to one vote. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Directors and Named Executive Officers

	Number of	Percentage of
Name of Beneficial Owner	Shares	Outstanding Shares

Sherrill Stone	80,000	*
Peter J. Burlage(1)(2)	119,646	*
Kenneth R. Hanks(1)	12,000	*
Robert McCashin	8,000	*
R. Clayton Mulford(1)	12,000	*
Howard G. Westerman, Jr.	20,000	*
Henry G. Schopfer(1)(2)	34,822	*
David Taylor(1)(2)	24,258	*
Sean McMenamin(1)(2)	20,656	*
Charles G. Mogged(2)	13,748	*
All directors and executive officers as a group (13 persons)(1)(2)	357,472	2.7%

*	Less than 1%.

(1)	Includes shares of our common stock issuable upon the exercise of options that are presently exercisable or exercisable within 60 days after April 17, 2009 as follows: Mr. Burlage (69,000 shares), Mr. Hanks (4,000 shares), Mr. Mulford (4,000 shares), Mr. Schopfer (12,000 shares), Mr. Taylor (15,000 shares), Mr. McMenamin (10,000 shares) and all directors and executive officers as a group (114,000 shares).

(2)	Includes shares of restricted stock for which the named executive officer has sole voting power, but no dispositive power, as follows: Mr. Burlage (35,498 shares), Mr. Schopfer (17,899 shares), Mr. Taylor (7,659 shares), Mr. McMenamin (8,459 shares), Mr. Mogged (6,248 shares) and all directors and executive officers as a group (85,508 shares).

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by us to beneficially own five percent or more of our outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the SEC by such person or entity, except that percentages are based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by such person or entity in such report and the number of shares of common stock outstanding on April 17, 2009.

	Number of	Percentage of
Name of Beneficial Owner	Shares	Outstanding Shares

Brown Advisory Holdings Incorporated(1)	5,166,810	39.5%
Royce & Associates(2)	814,800	6.2%
Utility Service Holding Co., Inc.(3)	684,920	5.2%
David P. Cohen(4)	663,844	5.1%

(1)	According to a Schedule 13G/A filed with the SEC by Brown Advisory Holdings Incorporated (“BAHI”) on February 17, 2009, BAHI, in its capacity as a parent holding company, has shared dispositive power, but no voting power, over 5,163,210 shares of common stock owned by clients of Brown Advisory Securities, LLC, and sole dispositive power, but no voting power, over 3,600 shares of common stock owned by clients of Brown Investment Advisory & Trust Company. The address for BAHI is 901 South Bond Street, Suite 400, Baltimore, Maryland 21231.

(2)	According to a Schedule 13G/A filed with the SEC by Royce & Associates, LLC (“R&A”) on January 27, 2009, R&A has sole dispositive and voting power over 814,800 shares of common stock. The address for R&A is 1414 Avenue of the Americas, New York, New York 10019.

(3)	According to a Schedule 13G filed with the SEC by Utility Service Holding Co., Inc. (“USHC”) on April 6, 2009, USHC has sole dispositive and voting power over 684,920 shares of common stock. The address for USHC is P.O. Box 120 Warthen, Georgia 31094.

(4)	According to a Schedule 13G/A filed jointly with the SEC by David P. Cohen, Athena Capital Management, Inc. (“ACM”) and Minerva Group, LP (“MG”) on February 11, 2008, Mr. Cohen and ACM have shared voting and shared dispositive power over 343,864 shares of common stock, and Mr. Cohen and MG have sole voting and sole dispositive power over 319,980 shares of common stock. The address for Mr. Cohen, ACM and MG is 50 Monument Road, Suite 201, Baja Cynwyd, Pennsylvania 19004. The number of shares has been adjusted for the two-for-one stock exchange effected in connection with our holding company reorganization in August 2008.

STOCKHOLDER PROPOSALS FOR
2009 ANNUAL MEETING OF STOCKHOLDERS

If you would like to include a proposal in our proxy materials for the 2009 Annual Meeting of Stockholders, the proposal must be in writing and received by our Corporate Secretary at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254 no later than June 12, 2009, and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, our bylaws provide that any stockholder who desires to bring any business (including a nomination for the election to the Board) before an annual meeting must give timely written notice of the proposal to our Corporate Secretary. To be timely, the notice must be received by us at the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first mailed. To be timely, a notice to bring a proposal before the 2009 Annual Meeting of Stockholders must be received by us no earlier than May 13, 2009 and no later than June 12, 2009. The notice must describe the stockholder proposal and provide certain other information required by our bylaws.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any matter to be presented for action at the special meeting other than the matters set forth herein. If any other matters should arise at the special meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,

Melissa G. Beare
Vice President, General Counsel and
Corporate Secretary

Dallas, Texas
April 21, 2009

Annex A

PMFG, INC.

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

PMFG, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:  The name of the Company is PMFG, Inc.

SECOND:  The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on January 3, 2008.

THIRD:  The Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on August 14, 2008.

~~THIRD~~FOURTH:  This Second Amended and Restated Certificate of Incorporation (“Second Restated Certificate”) ~~was~~has been duly adopted in accordance with ~~Section~~Sections 242 and 245 of the Delaware General Corporation Law, ~~pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendments and restatements set forth herein have been duly adopted by~~ the Board of Directors ~~and a majority~~ of the Company (the “Board”) having adopted resolutions setting forth such amendment and restatement, declaring its advisability and calling a special meeting of the stockholders of the Company entitled to vote thereon for their approval of such amendment and restatement, and the holders of a majority of the outstanding stock of the Company entitled to vote thereon having approved such amendment and restatement.

~~FOURTH~~FIFTH:  ~~Pursuant to~~In accordance with Section 245 of the Delaware General Corporation Law, this Second Restated Certificate ~~restates and integrates and~~ amends and restates the provisions of the Certificate of Incorporation of the Company.

~~FIFTH~~SIXTH:  The text of the ~~original~~Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is PMFG, Inc. (the “Company”).

ARTICLE II

The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware ~~1980~~19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

ARTICLE IV

Section 1.  Authorized Capital Stock.  The Company is authorized to issue ~~one class~~two classes of capital stock, designated ~~Common Stock~~common stock and preferred stock. The total number of shares of capital stock that the Company is authorized to issue is 30,000,000 shares, consisting of 25,000,000 shares of ~~Common Stock~~common stock, par value $0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Section 2.   Preferred Stock.  The Preferred Stock may be issued in one or more series. The Board is hereby expressly authorized, by resolution or resolutions, to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) the voting powers, if any, and whether such voting powers are full or limited in such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates, conditions and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock or other securities of the Company, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Company;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

Section 3.~~Section 2.~~  Common Stock Voting.  ~~The holders~~Holders of Common Stock ~~will be~~are entitled to one vote ~~on each matter submitted to a vote at a meeting of stockholders~~ for each share of Common Stock held of record by such holder as of the record date for any meeting of stockholders on each matter submitted to a vote of such holders of Common Stock at such meeting of stockholders.

ARTICLE V

The Board may adopt, amend or repeal the Bylaws of the Company. Any Bylaw adopted or amended by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so adopted or amended) or by the stockholders by the affirmative vote of holders of at least two-thirds of the Voting Stock, voting together as a single class. The stockholders may adopt, amend or repeal the Bylaws of the Company in any respect and at any time by the affirmative vote of at least two-thirds of the Voting Stock, voting together as a single class. The Company may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of Directors.

ARTICLE VI

Subject to the rights of the holders of any series of Preferred Stock:

(a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders; and

(b) special meetings of the stockholders of the Company (x) may be called by (i) the Chairman of the Board of Directors (the “Chairman”), (ii) the Chief Executive Officer of the Company (the “Chief Executive Officer”), or (iii) the President of the Company (the “President”) and (y) shall be called by the Secretary of the Company (the “Secretary”) within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies (the “Whole Board”).

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company.

ARTICLE VII

Section 1.  Number, Election, and Terms of Directors.  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company shall not be less than five nor more than 10 and otherwise will be fixed from time to time in the manner provided in the Bylaws of the Company. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. At any meeting of stockholders at which Directors are to be elected, the number of Directors elected may not exceed the greatest number of Directors then in office in any class of Directors. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2008; the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2009; and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2010, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Company, the successors to the class of Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. If authorized by the Board, such requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 2.  Nomination of Director Candidates.  Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Company.

Section 3.  Newly Created Directorships and Vacancies.  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

Section 4.  Removal.  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, stockholders may remove any Director from office only for cause and only in the manner provided in this Article VII, Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of two-thirds of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such Director or Directors for cause.

Section 5.  Amendment, Repeal, Etc.  The amendment or repeal of, or the adoption of any provision inconsistent with, this Article VII must be by written ballot.

ARTICLE VIII

To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article VIII will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification.

ARTICLE IX

Section 1.  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that the person is or was a director or an officer of the Company, or is or was serving at the request of the Company, while a director or officer of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

Section 2.  Right to Advancement of Expenses.  The right to indemnification conferred in Section 1 of this Article IX shall include the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article IX shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 3.  Right of Indemnitee to Bring Suit.  If a claim under Section 1 or 2 of this Article IX is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article IX or otherwise shall be on the Company.

Section 4.  Non-Exclusivity of Rights.  The rights to indemnification and to the Advancement of Expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.  Insurance.  The Company may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, while a director or officer of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.  Indemnification of Employees and Agents of the Company.  The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company or to any person who serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article IX with respect to the indemnification and Advancement of Expenses of directors and officers of the Company or as otherwise permitted or required by the DGCL.

Executed on behalf of the Company by a duly authorized officer thereof on this  day of          , 2009.

PMFG, INC.

By:
Name:

Title:

PMFG, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2009
The undersigned stockholder of PMFG, Inc. (the “Company”) does hereby constitute and appoint Sherrill Stone, Chairman of the Board, and Melissa G. Beare, Vice President, General Counsel and Corporate Secretary, as his, her or its proxy, with full power of substitution and re-substitution, to attend the Special Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, on June 16, 2009, at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, and any adjournment or postponement thereof, with full power to vote and act for the undersigned, in his, her or its name, and to vote all common stock of the Company held by him, her or it, to the same extent and with the same effect as the undersigned, in the manner specified below and in the Notice of Special Meeting of Stockholders and the Proxy Statement, each dated April 21, 2009, and, in their discretion, on any other matters that may properly come before the Special Meeting. The undersigned stockholder acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, each of which has been furnished herewith. The undersigned hereby revokes any other proxy previously given by him, her or it.
IF YOU PLAN TO ATTEND THE SPECIAL MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER, BANK OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES AS OF THE RECORD DATE.
Address Change/Comments (Mark the corresponding box on the reverse side.)
BNY Mellon Shareowner Services P.O. Box 3550 South Hackensack, NJ 07606-9250
(Continued and to be marked, dated and signed on the other side.)
▲ FOLD AND DETACH HERE ▲
Meeting Date: June 16, 2009
at 10:00 a.m., local time
Location: 14651 North Dallas Parkway
Suite 500 Dallas, Texas 75254
Directions to the Special Meeting:
From the North: Head south on the North Dallas Parkway and take the Beltline exit, staying on the southbound service road. After crossing Quorum Drive, proceed on the service road for approximately 500 feet. You will then turn right into the entrance for The Princeton building.
From the South: Head north on the North Dallas Parkway and take the Spring Valley – Verde Valley – Quorum exit. Stay in the left lane on the service road until you reach Quorum. Make a U-turn and stay on the southbound service road for approximately 500 feet. You will then turn right into the entrance for The Princeton building.
From the East or the West: Take I-635 to the North Dallas Parkway and then follow the directions described above.
Parking is available free of charge in front of our building.

X Please mark your votes as indicated in the example THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 1.
1. AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE PREFERRED STOCK
FOR AGAINST ABSTAIN
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.
Mark Here for Address Change or Comments SEE REVERSE
Signature Signature Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲
Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be held on June 16, 2009.
The Notice of Special Meeting of Stockholders and Proxy Statement are available at:
http://www.proxydocs.com/pmfg